Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Flexpoint Sensor Systems, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Clark M. Mower, President, Chief Executive Officer and Director and John A. Sindt, Principal Financial Officer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report for the quarter ended June 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 10, 2007

/s/Clark M. Mower

Clark M. Mower

Chief Executive Officer

Dated: August 10, 2007

/s/John A. Sindt

John A. Sindt

Principal Financial Officer